FIRST AMENDMENT TO LEASE

THIS AGREEMENT, made and entered into by and between LIT/HODGES INDUSTRIAL TRUST, a Maryland real estate investment trust, successor in interest to M.D. HODGES ENTERPRISES, INC., first party, (hereinafter referred to as "Landlord"), and CARGO CONNECTION LOGISTICS CORP., a Delaware corporation, second party, (hereafter referred to as "Tenant"), this 10th day of January, 2008.

W I T N E S S E T H:

WHEREAS, under date of October 22, 2002, Landlord and Tenant entered into a Lease Contract (hereinafter referred to as "Lease"), for an original term of sixty-five (65) months, commencing February 1, 2003 and ending June 30, 2008 covering premises (the "Premises") consisting of 27,520 Square Feet of office and warehouse space located at 5192 Southridge Parkway, Suite 100, College Park, Georgia 30349 (Building #406066).

WHEREAS, Tenant has continued to occupy the Premises under the provisions of the Lease.

WHEREAS, Tenant now desires through this First Amendment to Lease to modify the monthly rent schedule for the remaining term commencing March 1, 2008 and ending June 30, 2008; and to extend the term of the Lease for an additional period of one hundred twenty (120) months, with said Extended Term having a commencement date of July 1, 2008, and an ending date of June 30, 2018.

NOW THEREFORE, in consideration of One ($1.00) Dollar paid by each party to the other, the parties do hereby agree as follows:

A.            MODIFIED RENT SCHEDULE AND EXTENDED TERM (ONE HUNDRED TWENTY [120] MONTHS) - The term of the Lease, as modified herein, shall be extended for an additional period of one hundred twenty (120) months, with said Extended Term to commence on July 1, 2008 and to end on June 30, 2018, on the same terms, covenants and conditions as set forth in the Lease, except that the monthly rental payable monthly in advance for the 27,520 Square Feet beginning March 1, 2008 shall be:

$10,664.00 monthly In advance	MARCH 1, 2008 THROUGH FEBRUARY 28, 2009 TEN THOUSAND, SIX HUNDRED SIXTY-FOUR AND 00/100 DOLLARS	Twelve (12) Months

$10,893.33 monthly In advance	MARCH 1, 2009 THROUGH FEBRUARY 28, 2010 TEN THOUSAND, EIGHT HUNDRED NINETY-THREE AND 33/100 DOLLARS	Twelve (12) Months

$11,122.67 monthly In advance	MARCH 1, 2010 THROUGH FEBRUARY 28, 2011 ELEVEN THOUSAND, ONE HUNDRED TWENTY-TWO AND 67/100 DOLLARS	Twelve (12) Months

$11,352.00 monthly In advance	MARCH 1, 2011 THROUGH FEBRUARY 29, 2012 ELEVEN THOUSAND, THREE HUNDRED FIFTY-TWO AND 00/100 DOLLARS	Twelve (12) Months

$11,581.33 monthly In advance	MARCH 1, 2012 THROUGH FEBRUARY 28, 2013 ELEVEN THOUSAND, FIVE HUNDRED EIGHTY-ONE AND 33/100 DOLLARS	Twelve (12) Months

$11,810.67 monthly In advance	MARCH 1, 2013 THROUGH FEBRUARY 28, 2014 ELEVEN THOUSAND, EIGHT HUNDRED TEN AND 67/100 DOLLARS	Twelve (12) Months

$12,040.00 monthly In advance	MARCH 1, 2014 THROUGH FEBRUARY 28, 2015 TWELVE THOUSAND, FORTY AND 00/100 DOLLARS	Twelve (12) Months

$12,269.33 monthly In advance	MARCH 1, 2015 THROUGH FEBRUARY 29, 2016 TWELVE THOUSAND, TWO HUNDRED SIXTY-NINE AND 33/100 DOLLARS	Twelve (12) Months

$12,498.67 monthly In advance	MARCH 1, 2016 THROUGH FEBRUARY 28, 2017 TWELVE THOUSAND, FOUR HUNDRED NINETY-EIGHT AND 67/100 DOLLARS	Twelve (12) Months

CARGO CONNECTION LOGISTICS CORP.

First Amendment to Lease

$12,728.00 monthly In advance	MARCH 1, 2017 THROUGH JUNE 30, 2018 TWELVE THOUSAND, SEVEN HUNDRED TWENTY-EIGHT AND 00/100 DOLLARS	Sixteen (16) Months

B.            ACCEPTANCE OF PREMISES - One sheet dated August 27, 2002, as revised through January 10, 2008, and covering 27,520 Square Feet of previously occupied office and warehouse space known as 5192 Southridge Parkway, Suite 100, covered by this First Amendment to Lease is attached hereto as EXHIBIT "A" and by this reference is made a part hereof. After proper execution of this First Amendment to Lease, by Landlord and Tenant, Landlord shall furnished all labor and material as necessary to deliver the Premises as shown on EXHIBIT "A" hereof, which plan identifies the work completed by Landlord with respect of the Lease. Except for the foregoing, Tenant agrees to accept the Premises under the provisions of the Lease, “WHERE IS, AS IS". In addition, Landlord agrees to repaint and recarpet the office portion of the Premises at the end of the fifth year of this First Amendment to Lease with Landlord’s standard finishes equal to those shown on Exhibit “A”.

Note: Tenant shall be responsible for moving all furniture and equipment so that the above Landlord’s Work can be performed. Said work shall be done after 6:00 PM on weekdays and anytime on weekends.

C.            RIGHT OF FIRST OPPORTUNITY (RFO) - Subject to and in accordance with the following terms and conditions, Tenant shall have a single, one time right of first opportunity (the "Right of First Opportunity") to lease, in its then AS-IS condition, all (but not less than all) of that certain area in the Building that is contiguous to the Premises, known as 5192 Southridge Parkway, Suite 104, College Park, Georgia 30349, and consisting of approximately 13,760 square feet (the "RFO Space") and being presently occupied by STRATEGIC ENTERPRISES, L.L.C., (together with its successors and assigns the "Existing Tenant").

1.             Should the Landlord receive an interest in leasing all or any portion of the RFO Space from a bona fide third party prospect other than the Existing Tenant, Landlord shall notify Tenant thereof in writing, which notice shall set forth, as the Base Rent for the RFO Space, the then-prevailing "Market Rate" on a per square foot basis as then announced by Landlord for the Building for new tenants in the Building. When establishing the Market Rate for the RFO Space the Landlord shall take into account among other things, the location of the Premises, quality of construction, stacking height, quality and type of paving, sprinkler system, bay sizes, landscaping, age of improvements, and comparable obligations of Landlord. Such notice shall also set forth the minimum duration of the lease required by Landlord for the RFO Space. Tenant shall have two (2) business days after Landlord's notice to respond as to whether or not Tenant desires to lease the entire RFO Space upon the terms established in Landlord's written notice. If Tenant elects not to lease the RFO Space or fails to respond within such two (2) business day period, then Tenant's Right of First Opportunity shall automatically terminate.

2.             Tenant acknowledges that Tenant's Right of First Opportunity as set forth in this Paragraph C. is and shall at all times be subject and subordinate to (i) the Existing Tenant's desire to renew its lease for the RFO Space which is presently set to expire on   January 31, 2011, and (ii) the prior rights, if any, of any existing tenants or their successors and assigns.

3.             If Tenant elects to lease the RFO Space the duration of the Lease will be not less than the duration set forth in Landlord's notice as described above, (and in no event less than the duration of the remainder of the original term of the Lease for the Premises), and the Base Rent for the RFO Space shall be an amount equal to the Base Rent rate set forth in Landlord's notice as described above. Base Rent for the RFO Space shall commence on the date Landlord delivers possession of the RFO Space to Tenant. Moreover, if Tenant elects to lease the RFO Space, Tenant's share of Taxes and Common Area Expenses shall be appropriately increased to reflect the increased size of the Premises. Except as expressly set forth to the contrary in Landlord's notice as described above, from and after the date Tenant is required to pay Base Rent hereunder with respect to RFO Space, all other terms and conditions of this Lease shall apply to the RFO Space and the RFO Space shall be deemed to be a part of the Premises, and Tenant shall have no further Right of First Opportunity.

Form last revised February 2007

CARGO CONNECTION LOGISTICS CORP.

First Amendment to Lease

4.             Tenant's right to exercise the Right of First Opportunity and to lease the RFO Space shall be contingent upon the Tenant not being in Default under the Lease, either at the time of Tenant's election to lease the RFO Space or as of the commencement of this Lease as it relates to the RFO Space. Notwithstanding anything in this Lease to the contrary, Tenant shall have no right to exercise the Right of First Opportunity nor shall Landlord have any obligation to submit an offer to Tenant with respect to the RFO Space before entering into a third party lease with respect thereto at any time (i) during which Tenant is in Default under the Lease (after the lapse of all applicable grace or cure periods), or (ii) when the Lease is not in full force and effect, (iii) Tenant has subleased all or any portion of the Premises or assigned the Lease, or (iv) when there remains less than twelve (12) months in the term of this Lease (taking into account Tenant's exercise of any renewal rights provided for in this Lease).

D.            NEW LEASE AND RIGHT TO TERMINATE - If, after the commencement of the term of this First Amendment to Lease, Tenant desires to relocate to another building within Landlord’s portfolio, and Landlord and Tenant enter into a New Lease for a minimum term of five (5) years with a minimum square footage of 40,000 Square Feet at the then “market rent”, the Lease, as amended, herein, shall be terminated as of the day before the rent commencement date of said New Lease.

Except as herein expressly modified or amended, the terms and conditions of the Lease are hereby ratified and confirmed; provided, however, that to the extent, if any, that the terms and the provisions of this First Amendment to Lease conflict with the terms in the Lease, this First Amendment to Lease shall control and supersede such Lease.

IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals the day and year first above written.

Signed, sealed and delivered as of the 29th day of	LIT/HODGES INDUSTRIAL TRUST,
February, 2008, as to Landlord, in the presence of:	a Maryland real estate investment trust

/s/ Emily Lawery	By:	/s/ Todd R. Blalock
Unofficial Witness	Name:	TODD R. BLALOCK
	Title:	Vice President

/s/ June L. Swen
Notary Public

Signed, sealed and delivered as of the 25th day of	CARGO CONNECTION LOGISTICS CORP.,
February, 2008, as to Tenant, in the presence of:	a Delaware corporation

/s/ William O’Connell	By:	/s/ Scott Goodman, Treasurer
Unofficial Witness	Name:	Scott Goodman
	Title:	Treasurer

/s/ Janice DeMilia
Notary Public
ID#01DE5099299		[CORPORATE SEAL]
4/18/08

Form last revised February 2007